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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

                OFFICERS AND DIRECTORS OF STAAR SURGICAL COMPANY



     The undersigned director of Staar Surgical Company, a Delaware corporation (the "Corporation"), which proposes to file a registration statement on Form S-8 (the "Registration Statement") under the provisions of the Securities Act of 1933 with the Securities and Exchange Commission, Washington D.C., hereby constitutes and appoints William C. Huddleston and John R. Wolf, with full power of substitution and resubstitution, as attorney to sign for the undersigned in any and all capacities such Registration Statement and any and all amendments thereto, and any and all applications or other documents to be filed pertaining to such Registration Statement with the Securities and Exchange Commission or with any states or other jurisdictions in which registration is necessary to provide for notice or sales of all or part of the securities to be registered pursuant to the Registration Statement and with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent, or any of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Executed this 8th day of August, 1995.


                                    /s/ PETER J. UTRATA
                                    ----------------------------------------
                                    PETER J. UTRATA, M. D.